EXHIBIT 99.2

                                                        EXECUTION

                   CONSENT AND EIGHTH AMENDMENT


          This CONSENT AND EIGHTH AMENDMENT (this "Consent") is entered into as of July 17, 1997, by and among TALLEY MANUFACTURING AND TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), TALLEY TECHNOLOGY, INC., a Delaware corporation ("Technology"), TALLEY METALS TECHNOLOGY, INC., a Delaware corporation ("Metals"), the lenders parties to the Loan Agreement referred to below (the "Lenders"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, as agent (the "Agent") for the Lenders.


                       W I T N E S S E T H:


     WHEREAS, the Borrower, the Agent and the Lenders have heretofore entered into a Loan and Security Agreement dated October 22, 1993, as amended (the "Loan Agreement"); and

     WHEREAS, pursuant to a Continuing Guaranty and Security Agreement, dated October 22, 1993, as amended (the "Technology Guaranty"), executed by Technology in favor of the Agent, Technology has guaranteed certain indebtedness, obligations and liabilities of the Borrower to the Agent and the Lenders under the Loan Agreement;

     WHEREAS, pursuant to the Airbag Collateral Security Agreement, the Obligations have been secured by a Lien upon the Airbag
Collateral;

     WHEREAS, Technology and the Borrower have heretofore entered into a Subsidiary Loan and Security Agreement dated October 22, 1993, as amended (the "Technology Loan Agreement"), pursuant to which Technology has executed in favor of the Borrower a Term Note (as defined in the Technology Loan Agreement and hereinafter referred to as the "Technology Term Note") and has granted to the Borrower a Lien upon all of Technology's Collateral (as defined in the Technology Loan Agreement and hereinafter referred to as the "Technology Collateral");

     WHEREAS, as of the date hereof, the outstanding principal balance of the Technology Term Note is $2,499,983;

     WHEREAS, Metals and the Borrower have heretofore entered into a Subsidiary Loan and Security Agreement dated October 22, 1993, as amended (the "Metals Loan Agreement"); and

     WHEREAS, pursuant to the Collateral Assignment Agreement, the Borrower has collaterally assigned to the Agent and the Lenders all





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of the Borrower's rights and Liens under or relating to the Metals
Loan Agreement;

     WHEREAS, the Borrower and Technology have requested that the Agent and the Lenders agree to release the Technology Guaranty (the "Technology Guaranty Release") and, in connection therewith, the Airbag Collateral (the "Airbag Collateral Release");

     WHEREAS, the Senior Notes are secured by the Airbag Collateral and the Borrower is required to comply with the provisions of the Indenture (the "Senior Note Indenture") under which the Senior Notes were issued in order for the Collateral Agent to be permitted to consummate the Airbag Collateral Release;

     WHEREAS, pursuant to Section 23(ii) of the Airbag Collateral Security Agreement, upon the consummation of the Technology Guaranty Release, the Airbag Collateral Security Agreement shall terminate, except as otherwise set forth in Section 23 of the Airbag Collateral Security Agreement;

     WHEREAS, the Borrower intends to contribute the Technology Term Note to the capital of Technology (the "Technology Capital Contribution") and, in connection therewith, the Borrower desires to terminate (the "Technology Loan Termination") the Technology Loan Agreement and all Loan Documents (as defined therein and hereinafter referred to as the "Technology Loan Documents") and to release (the "Technology Collateral Release") the Technology Collateral;

     WHEREAS, the Borrower and Metals desire to amend the Metals Loan Agreement to provide for (i) an additional term loan (the "Metals Additional Term Loan") to be made by the Borrower to Metals in an amount equal to the outstanding principal amount of the Technology Term Note immediately prior to the effectiveness of the Technology Capital Contribution and, in connection therewith, to cause Metals to execute a new term note in favor of the Borrower in the amount of the Metals Additional Term Loan and (ii) an increase of $3,500,000 in the maximum principal amount of the Revolving Loan facility made available by Borrower to Metals (the "Revolving Loan Facility Increase") and, in connection therewith, to cause Metals to execute an amended and restated revolving note in favor of the Borrower reflecting such increase;

     WHEREAS, the Technology Guaranty Release, the Airbag
Collateral Release, the Technology Capital Contribution, the
Technology Loan Termination, the Technology Collateral Release, the Metals Additional Term Loan and the Revolving Loan Facility
Increase (each, individually, a "Proposed Transaction" and, collectively, the "Proposed Transactions") require the written consent of the Agent and the Lenders, and the Borrower and Technology have requested that the Agent and Lenders so consent;
and




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     WHEREAS, the Agent and the Lenders are willing to consent to the Proposed Transactions on the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1.   Definitions.   Capitalized terms used herein and not
defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     2.   Consent to Proposed Transactions.

          2.1. Consent. The Agent and the Lenders hereby consent to the Proposed Transactions; provided, however, that such consent is subject to conditions set forth in Section 2.2 of this Consent.

          2.2. Conditions to Consent.  The consent provided for in
Section 2.1 of this Consent is subject to the following conditions:

          (a) Each Proposed Transaction shall be consummated and become effective simultaneously with the consummation and effectiveness of all of the other Proposed Transactions (the date of the consummation of the Proposed Transactions being hereinafter referred to as the "Transaction Closing Date");

          (b) The Agent shall have reviewed and approved all documents and instruments to be executed and delivered in connection with the Technology Capital Contribution and the Technology Loan Termination, and such Proposed Transactions shall be consummated in accordance therewith;

          (c)  The original principal amount of the Metals
     Additional Term Loan shall not exceed the principal balance of the Technology Term Note outstanding on the Transaction
     Closing Date immediately before giving effect to the Technology Capital Contribution;

          (d) The Borrower and Metals shall have executed an amendment (the "Metals Amendment") to the Metals Loan Agreement, substantially in the form of Exhibit A attached hereto, Metals shall have executed and delivered the Additional Term Note (as defined therein) and the Revolving Note attached thereto (the "Amended and Restated Revolving Note") and the Borrower and Metals shall have delivered such other documents and instruments in connection therewith as the Agent shall require, each in form and substance satisfactory to the Agent;

          (e) The Borrower and Metals shall have executed and delivered to the Agent an instrument, in form and substance



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     satisfactory to the Agent, acknowledging and confirming that the Metals Amendment, the Additional Term Note and the Amended and Restated Revolving Note constitute Subsidiary Loan Documents as defined under and collaterally assigned to the Agent pursuant to the Collateral Assignment Agreement; the Borrower shall have endorsed the Additional Term Note and the Amended and Restated Revolving Note to the order of the Agent; and the Borrower shall have delivered the originals of the Additional Term Note and the Amended and Restated Revolving Note to the Agent or its counsel, Rogers & Wells, in pledge, pursuant to the Loan Agreement and the Collateral Assignment Agreement;

          (f) The Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to the Agent) of the Board of Directors of each of the Borrower, Technology and Metals authorizing (i) the execution, delivery and performance of this Consent, the documents referred to herein, and the other Loan Documents contemplated hereby and thereby, and (ii) the consummation of the Proposed Transactions and the other transactions contemplated hereby and thereby, all certified by the Secretary or an Assistant Secretary of each of the Borrower, Technology and Metals on the date hereof. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (g) On the date hereof, immediately after giving effect to this Consent, and on the Transaction Closing Date: no Default or Event of Default under and as such terms are defined and used in the Senior Note Indenture and the Indenture (the "Discount Debenture Indenture") under which the Discount Debentures are issued shall have occurred and be existing; neither the Senior Notes nor the Discount Debentures shall have been accelerated (whether by declaration or otherwise); and the Senior Note Trustee shall not have delivered a notice of acceleration to the Collateral Agent;

          (h) On and as of the Transaction Closing Date, the Collateral Agent shall have received all certificates, Opinions of Counsel (as defined in the Senior Note Indenture) and other documents required pursuant to the provisions of Sections 15.03 and 15.04 of the Senior Note Indenture and all other conditions, if any, for the release of Airbag Collateral required by the Senior Note Indenture, the Discount Debenture Indenture or applicable law shall have been satisfied to the satisfaction of the Collateral Agent;

          (i) No Default, Event of Default or Subsidiary Event of Default shall have occurred and be existing either on the date hereof, immediately after giving effect to this Consent or on the Transaction Closing Date;




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          (j)  The representations and warranties contained herein,
     in the Loan Agreement and in all other Loan Documents (other than representations and warranties that expressly speak only as of a specified different date) shall be true and correct as of the date hereof, immediately after giving effect to this Consent, and on the Transaction Closing Date;

          (k) The Agent shall have received a certificate, in form and substance satisfactory to the Agent, dated the Transaction Closing Date and signed by the President or a Vice President and the Treasurer or Controller of the Borrower certifying (x) the principal balance of the Technology Term Note outstanding on the Transaction Closing Date immediately before giving effect to the Technology Capital Contribution, (y) that the conditions set forth in this Section 2.2 have been fulfilled, and (z) such other matters as the Agent shall reasonably require;

          (l) The Agent shall have received an opinion of Mark S. Dickerson, Esq., Vice President, Secretary and General Counsel of Talley Industries, Inc. and counsel to the Borrower, addressed to the Agent, the Collateral Agent and the Lenders and in form and substance satisfactory to the Agent;

          (m) The Agent shall have received such other agreements, opinions, certificates, representations, instruments and other documents as it may reasonably require, all in form and substance satisfactory to the Agent;

          (n) Such consent is strictly limited to the facts set forth herein; and

          (o) All other conditions set forth in Section 6 hereof shall have been satisfied.

     3. Representations and Warranties. The Borrower, Technology and Metals hereby represent and warrant to the Agent and the Lenders that (a) the execution, delivery and performance of the this Consent, and the other documents and instruments to be executed and delivered in connection herewith by the Borrower, Technology and Metals are within their respective corporate powers and have been duly authorized by all necessary corporate action,
(b) no consent, approval, authorization of, or declaration or filing with, any governmental or public authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Consent and the other documents and instruments to be executed and delivered in connection herewith by the Borrower, Technology and Metals, except for this Consent and those others already duly obtained, (c) this Consent has been duly executed by the Borrower, Technology and Metals and constitutes the legal, valid and binding obligation of the Borrower, Technology and Metals, enforceable against them in accordance with its terms, (d) the execution, delivery and performance by the Borrower, Technology



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and Metals of this Consent and the other documents and instruments to be executed and delivered in connection herewith by the Borrower, Technology and Metals do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower, Technology or Metals (other than Liens the creation of which are expressly contemplated hereunder) by reason of the terms of (i) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower, Technology or Metals is a party or which is binding upon it, (ii) any requirement of law applicable to the Borrower, Technology or Metals or (iii) the Certificate or Articles of Incorporation or By-Laws of the Borrower, Technology or Metals, (e) no event has occurred and is continuing which constitutes a Default, an Event of Default or a Subsidiary Event of Default, (f) the Metals Additional Term Loan constitutes Indebtedness, as defined in the Senior Note Indenture and the Discount Debenture Indenture, that is permitted under Section 4.12(e) of each of such indentures, and (g) after giving effect to the Proposed Transactions, Technology will have no material assets and no material liabilities.

     4. Covenant by Borrower and Technology. The Borrower hereby covenants that, from and after the Transaction Closing Date, it will not allow Technology to, and Technology hereby covenants that, from and after the Transaction Closing Date, it will not, possess or acquire any material assets, have or incur any material liabilities or conduct any material business.

     5.   Amendments to Loan Agreement.  Effective as of the
Transaction Closing Date immediately after the consummation of the Proposed Transactions, the Loan Agreement shall be amended in the following respects:

          5.1. The definition of the term "Non-Operating
Subsidiaries" set forth in Section 1.1 of the Loan Agreement shall be amended in its entirety to read as follows:

          "Non-Operating Subsidiaries" shall mean individually and in the aggregate Merrick Corporation, Stencel Aero Engineering Corporation, The Waterbury Button Company, Talley International Investment Corporation, Talley Automotive Products, Inc., McMullen Industries, Inc., Dimetrics International Inc., WDC, Inc., Talley Canada, Inc. and Talley Technology, Inc.

          5.2. The words "(other than the stock of Talley
Technology, Inc., which shall be pledged under and pursuant to the Airbag Collateral Security Agreement)" set forth in the definition of the term "Pledged Stock" shall be deleted.

          5.3. The words "Talley Technology, Inc., a Delaware corporation" set forth in Schedule 1.3 of the Loan Agreement shall be deleted.




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          5.4. The row beginning with the words "Talley Technology,
Inc." in the column entitled "Name of Sub," and all information in such row, shall be deleted from Schedule 2.1 of the Loan Agreement.

     6. Conditions to Effectiveness. This Consent shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

          6.1. Execution of this Consent. The Agent shall have received a copy of this Consent duly executed by the Borrower, Technology, Metals and Lenders constituting the Required Lenders.

          6.2. Confirmation of Loan Documents. Each Subsidiary shall have executed the Confirmation of Loan Documents set forth below.

     7. Authorization to Sign Metals Amendments, Releases and Other Documents. By their signatures below, the Lenders hereby authorize TBCC, as Agent and as collateral agent for the Lenders and the Senior Note Trustee under the Airbag Collateral Security Agreement (a) to execute and deliver such documents and instruments as are necessary or appropriate, in TBCC's judgment, to effectuate, on and after the Transaction Closing Date, the Technology Guaranty Release, the Airbag Collateral Release, the Technology Loan Termination and the Technology Collateral Release; (b) to consent to the execution and delivery of the Metals Amendment, substantially in the form of Exhibit A attached hereto; (c) to consent to the delivery of such other documents and instruments in connection with the Proposed Transactions as the Agent shall require, each in form and substance satisfactory to the Agent; and
(d) to execute and deliver such written consents, releases, terminations and other documents and instruments, and to take such other action, in connection with the Proposed Transactions as the Agent shall deem appropriate.

     8.   Reference to and Effect on Loan Documents.

          8.1. Except as specifically modified herein, all of the terms of the Loan Agreement, the Technology Loan Agreement and the Metals Loan Agreement shall remain unchanged and in full force and effect.

          8.2. Except as expressly set forth herein, the execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement, the Technology Loan Agreement, the Metals Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any Default, Event of Default or Subsidiary Event of Default, or a consent to any noncompliance with any provision of the Loan Agreement, the Technology Loan Agreement, the Metals Loan Agreement or any of the other Loan Documents.





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     9.   Execution in Counterparts.  This Consent may be executed
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including delivery by telecopier) shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     10.  GOVERNING LAW.  THIS CONSENT SHALL BE GOVERNED BY, AND
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     11. Headings. Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent or be given any substantive effect.

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          IN WITNESS WHEREOF, the parties hereto have caused this
Consent to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                          BORROWER:

                          TALLEY MANUFACTURING AND TECHNOLOGY, INC.


                          By: s/s   Mark S. Dickerson
                             --------------------------
                             Name:  Mark S. Dickerson
                             Title: Secretary



                          TECHNOLOGY:

                          TALLEY TECHNOLOGY, INC.


                          By: s/s   Mark S. Dickerson
                             --------------------------
                             Name:  Mark S. Dickerson
                             Title: Secretary


                          METALS:

                          TALLEY METALS TECHNOLOGY, INC.


                          By: s/s   Mark S. Dickerson
                             --------------------------
                             Name:  Mark S. Dickerson
                             Title: Secretary


                          AGENT:

                          TRANSAMERICA BUSINESS CREDIT CORPORATION


                          By: s/s   Michael S. Burns
                             --------------------------
                             Name:  Michael S. Burns
                             Title: Vice President









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                          LENDERS:

                          TRANSAMERICA BUSINESS CREDIT CORPORATION


                          By: s/s   Michael S. Burns
                             --------------------------
                             Name:  Michael S. Burns
                             Title: Vice President


                          AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO


                          By: s/s   Elizabeth J. Limpert
                             --------------------------
                             Name:  Elizabeth J. Limpert
                             Title: First Vice President


                          NATIONAL BANK OF CANADA


                          By: s/s   Thomas H. Hopkins
                             --------------------------
                             Name:  Thomas H. Hopkins
                             Title: Vice President


                          By: s/s   Glenn S. Burroughs
                             --------------------------
                             Name:  Glenn S. Burroughs
                             Title: Vice President























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